EXHIBIT 99.1

	CONTACT:	Michael Gallant 508-293-6357 gallant_michael@emc.com

FOR IMMEDIATE RELEASE		Douglas Gruehl 650-210-7727 dgruehl@legato.com

EMC ANNOUNCES PLAN TO ACQUIRE LEGATO, ACCELERATES INFORMATION LIFECYCLE

MANAGEMENT SOFTWARE CAPABILITIES

World’s Most Comprehensive Portfolio of Information Storage Solutions Broadened to

Improve Customers’ Ability to Access, Manage And Protect Information

From Inception To Archive To Disposal

HOPKINTON, Mass. and MOUNTAIN VIEW, Calif. – July 8, 2003 – EMC Corporation and LEGATO Systems, Inc., today announced a definitive agreement for EMC to acquire LEGATO, in a stock transaction valued at approximately $1.3 billion, extending EMC’s technology and market leadership in storage software. The addition of LEGATO’s strengths in heterogeneous information protection and recovery, HSM (hierarchical storage management), automated availability, and email and content management will expand EMC’s market-leading portfolio of open storage software, making it easier for customers to access, manage and protect all of their information. This move underscores EMC’s commitment to open, heterogeneous storage management, expands EMC’s capabilities around information access and recovery, and deepens EMC’s unparalleled storage management expertise and customer service and support.

Joe Tucci, EMC’s President and CEO, said, “This combination is all about improving the access, management and protection of an organization’s core asset – information – through its complete lifecycle. We’re combining best-of-breed storage technology, two winning employee populations with similar reputations for customer focus, and two experienced management teams with highly complementary visions for the future of information management. This represents a significant win for both companies’ customers, employees, partners and stockholders, accelerating the evolution of EMC as the company that offers the most comprehensive, open and integrated information storage solutions.”

The acquisition will accelerate EMC’s ability to deliver the industry’s most complete information lifecycle management solutions, helping customers get the maximum value from their information at the lowest total cost at every point in the information lifecycle. Further, LEGATO’S software-focused sales expertise, extensive channel partner relationships, and strong service capabilities will complement EMC’s distribution strategy and enhance its ability to serve customers of all sizes around the globe.

David B. Wright, LEGATO’s Chairman and CEO said, “LEGATO’s current shareholders, employees, customers, and partners will see tremendous benefits from EMC’s extensive R&D resources, expertise in networked storage, global distribution and customer reach, and overall financial strength. We will now have additional resources to further accelerate the development and delivery of solutions to the market in order to fulfill our mission of delivering the software and services that protect and manage customer’s information, assure the availability of their applications and provide immediate access to business-critical information. This begins the next chapter for LEGATO as we expand our capabilities and continue our legacy of innovation.”

Under terms of the agreement, LEGATO stockholders will receive 0.9 of a share of EMC common stock for each share of LEGATO common stock. Based upon the EMC closing stock price of $11.74 on July 7, 2003, the transaction is valued at approximately $1.3 billion. The acquisition is subject to customary closing conditions, including LEGATO’s stockholder and regulatory approvals, and is expected to be completed in the fourth quarter of calendar year 2003. When completed, EMC expects to take an expense charge in the quarter the transaction is closed for the value of LEGATO’s in-process research and development costs. EMC expects to report a net profit in each quarter in 2003 and expects the transaction to be slightly accretive to fully diluted earnings per share in 2004.

Upon completion of the acquisition, EMC intends to operate LEGATO as a software division of EMC headquartered in Mountain View, California, led by David B. Wright, LEGATO’s current Chairman and CEO. LEGATO’s sales, marketing and service will remain focused on selling and servicing LEGATO’s full line of products and solutions. EMC and LEGATO will integrate engineering and development functions to accelerate the development and delivery of comprehensive storage management solutions for high growth markets such as email management and HSM/archiving.

EMC President and CEO, Joe Tucci, LEGATO Systems, Chairman and CEO, David B. Wright and EMC Executive Vice President and Chief Financial Officer, Bill Teuber, will discuss the acquisition on a conference call for financial analysts, investors and the media at 8:30 a.m. EDT, today. The dial-in numbers are (888) 790-1750 (domestic) or (210) 234-8670 (international). The pass code to access the call is EMC. For the general public, the call will be webcast with supporting slides at EMC and LEGATO’s homepages, www.emc.com and www.legato.com. A replay of the call will be available approximately one hour following the call at (402) 530-7619.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in information storage systems, software, networks and services, providing automated networked storage solutions for organizations across the globe. Information about EMC’s products and services can be found at www.EMC.com.

About LEGATO

LEGATO SYSTEMS, Inc. is a global provider of enterprise-class software solutions and services for Information Lifecycle Management (ILM) – helping organizations achieve business continuity, operational efficiency and regulatory compliance. Legato’s information protection, automated availability, and messaging and content management solutions are delivered through a worldwide network of strategic partnerships and alliances, as well as a direct sales force.

Additional Information and Where to Find it

In connection with the proposed transaction, EMC and LEGATO intend to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders of EMC and LEGATO are advised to read the proxy statement/prospectus when it becomes available, because it will contain important information about EMC, LEGATO and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when available, and other documents filed by EMC and LEGATO with the SEC at the SEC’s website at www.sec.gov. Free copies of the proxy statement/prospectus, when available, and each company’s other filings with the SEC also may be obtained from the respective companies. Free copies of EMC’s filings may be obtained by directing a request to EMC. You can request this information via the web at www.EMC.com/IR/request or by sending a written request to EMC Investor Relations, EMC Corporation, 176 South Street, Hopkinton, MA 01748. Free copies of Legato’s filings may be obtained by directing a request to Legato Investor Relations, LEGATO, SYSTEMS, Inc., 2350 West El Camino Real, Mountain View, CA 94040. In addition, investors and security holders may access copies of the documents filed with the SEC by EMC on EMC’s website at www.emc.com, and investors and security holders may access copies of the documents filed with the SEC by LEGATO on LEGATO’s website at www.legato.com.

Legato, its directors and executive officers may be deemed to be participants in the solicitation of proxies from Legato stockholders in favor of the proposed transaction. A description of the interests of the directors and executive officers of Legato is set forth in Legato’s proxy statement for its 2003 annual meeting, which was filed with the SEC on April 30, 2003. Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the definitive proxy statement/ prospectus and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. EMC’s actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) risks associated with strategic investments and acquisitions, including the challenges and costs of closing, integration, restructuring and achieving anticipated synergies associated with the acquisition; (ii) adverse changes in general economic or market conditions; (iii) delays or reductions in information technology spending; (iv) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (v) insufficient, excess or obsolete inventory; (vi) competitive factors, including but not limited to pricing pressures; (vii) component quality and availability; (viii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission.